As filed with the Securities and Exchange Commission on May 29, 2014
Registration No. 333-_____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________

BLONDER TONGUE LABORATORIES, INC.

(Exact name of registrant as specified in its charter)
Delaware	52-1611421
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Jake Brown Road Old Bridge, New Jersey 08857 (732) 679-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BLONDER TONGUE LABORATORIES, INC. 2005 EMPLOYEE EQUITY INCENTIVE PLAN,
AS AMENDED AND RESTATED

BLONDER TONGUE LABORATORIES, INC. 2005 DIRECTOR EQUITY INCENTIVE PLAN,
AS AMENDED AND RESTATED
 (Full title of each Plan)

James A. Luksch
Chairman of the Board and Chief Executive Officer
One Jake Brown Road
Old Bridge, New Jersey 08857
                                                  (732) 679-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________
Copies to:

Gary P. Scharmett, Esquire
Stradley, Ronon, Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, Pennsylvania 19103-7098
_________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer (Do not check if smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be Registered(1)	Proposed maximum Offering price per Share	Proposed maximum aggregate offering price (4)	Amount of Registration fee
Common Stock, $.001 par value per share	207,750 shares 992,250 shares	$0.94 (2) $0.89 (3)	$1,078,388	$139

(1)
This Registration Statement is only registering shares of Common Stock issued after the date of this Registration Statement under the Blonder Tongue Laboratories, Inc. 2005 Employee Equity Incentive Plan, as amended and restated effective as of February 7, 2014 (the “Employee Plan”) and the Blonder Tongue Laboratories, Inc. 2005 Director Equity Incentive Plan, as amended and restated effective as of February 7, 2014 (the “Director Plan”, together with the Employee Plan, the “Plans”), and such additional indeterminable number of shares that may be issuable by reason of the anti-dilution provisions of the Plans.

(2)
Pursuant to Rule 457(h)(1), for shares issuable under presently outstanding options granted under the Employee Plan, the  price at which such options may be exercised has been used to determine the registration fee.

(3)
Pursuant to Rule 457(h)(1) and (c), for shares available under the Plans that have yet to be granted or are not presently subject to outstanding options, the average of the high and low prices per share of the Common Stock reported on the NYSE MKT on May 27, 2014 has been used to determine the registration fee.

(4)      Estimated solely for the purpose of determining the registration fee.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Instruction E of Form S-8 to register an additional 1,000,000 shares of the common stock of Blonder Tongue Laboratories, Inc. (the “Company”) issuable under the 2005 Employee Equity Incentive Plan, as amended and restated effective as of February 7, 2014  (the “Employee Plan”) and an additional 200,000 shares of the Company’s common stock issuable under the 2005 Director Equity Incentive Plan, as amended and restated effective as of February 7, 2014 (the “Director Plan”).  The contents of the Company’s Registration Statements on Form S-8 (Registration No. 333-126064) originally filed with the Securities and Exchange Commission (the “Commission”) on June 22, 2005 to register 700,000 shares (500,000 shares under the Employee Plan and 200,000 shares under the Director Plan) is incorporated herein by reference, except for Items 3, 5 and 8 of Part II thereof.  The Company subsequently registered an additional 1,100,000 shares under the Employee Plan and an additional 200,000 shares under the Director Plan.  Accordingly, following the registration of the shares registered hereby, there will be (i) an aggregate of 2,600,000 shares registered and authorized for issuance under the Employee Plan and (ii) an aggregate of 600,000 shares registered and authorized for issuance under the Director Plan.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

The following documents, previously filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), are hereby incorporated by reference in this Registration Statement, except as superseded or modified herein:

(a)           the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

(b)           all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal covered by the annual report referred to in (a) above; and

(c)           the description of the Company’s common stock, par value $.001 per share (“Common Stock”), contained in the Company’s Registration Statement on Form S-1 originally filed with the Commission on October 12, 1995, including any amendments or reports filed for the purpose of updating such descriptions.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 5.                      Interest of Named Experts and Counsel.

None.

Item 8.                      Exhibits.

Reference is made to the Exhibit Index on Page II-3 filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant Blonder Tongue Laboratories, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Old Bridge, State of New Jersey, on this 29th day of May, 2014.

BLONDER TONGUE LABORATORIES, INC.

By:             /s/ James A. Luksch
James A. Luksch, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below constitutes and appoints James A. Luksch and Robert J. Pallé, Jr., jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Name	Title	Date

/s/ James A. Luksch James A. Luksch	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 29, 2014

/s/ Eric Skolnik Eric Skolnik	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 29, 2014

/s/ Robert J. Pallé, Jr. Robert J. Pallé, Jr.	Director, President, Chief Operating Officer and Secretary	May 29, 2014

/s/ Anthony J. Bruno Anthony J. Bruno	Director	May 29, 2014

/s/ Charles E. Dietz Charles E. Dietz	Director	May 29, 2014

/s/ Steven L. Shea Steven L. Shea	Director	May 29, 2014

/s/ Gary P. Scharmett Gary P. Scharmett	Director	May 29, 2014

/s/ James F. Williams James F. Williams	Director	May 29, 2014

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EXHIBIT INDEX

Exhibit #	Description	Location
4.1	2005 Employee Equity Incentive Plan, as amended and restated effective as of February 7, 2014	Incorporated by reference from Appendix A to the Company’s definitive Proxy Statement for its 2014 Annual Meeting of Stockholders, filed on April 21, 2014
4.2	2005 Director Equity Incentive Plan, as amended and restated effective as of February 7, 2014	Incorporated by reference from Appendix B to the Company’s definitive Proxy Statement for its 2014 Annual Meeting of Stockholders, filed on April 21, 2014.
23.1	Consent of Marcum, LLP	Filed herein.
24.1	Power of Attorney	Contained in Signature Page on page II-2 herein.

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